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                                                                    EXHIBIT 8.1
                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                         211 NORTH BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020
   WASHINGTON, D.C.                                      LONDON, ENGLAND
  NEW YORK, NEW YORK                                FRANKFURT AM MAIN, GERMANY
 KANSAS CITY, MISSOURI                                 RIYADH, SAUDI ARABIA
 OVERLAND PARK, KANSAS                                  KUWAIT CITY, KUWAIT
   PHOENIX, ARIZONA                                DUBAI, UNITED ARAB EMIRATES
LOS ANGELES, CALIFORNIA                                     HONG KONG
SANTA MONICA, CALIFORNIA                           AFFILIATED OFFICE IN BEIJING
   IRVINE, CALIFORNIA

                                 August 31, 1995

The Jones Financial Companies,
  a Limited Partnership
12555 Manchester Road
Des Peres, Missouri 63131

Ladies and Gentlemen:

         We have acted as counsel for The Jones Financial Companies, a Limited Partnership, a Missouri limited partnership, (the "Partnership") in connection with the preparation and filing of a registration statement with the Securities and Exchange Commission on Form S-2 (the "Registration Statement").

         As counsel, we are familiar with the Registration Statement, including the discussion of tax aspects of the offering under the caption "Description of Interests-Certain Federal Income Tax Considerations", and with such other documents pertaining to the Partnership and such applicable provisions of laws we deem necessary for the purpose of rendering this opinion. Based on the foregoing and subject to the limitations and assumptions contained in the discussion of the tax aspects of the Registration Statement, it is our opinion that such discussion is an accurate description of the material federal income tax aspects of an investment in the Partnership. Our opinions are based on the Code, rules and regulations promulgated thereunder and interpretations thereof existing on this date. Our opinion represents judgments concerning complex and uncertain issues and are not binding upon the Internal Revenue Service or any other taxing authority. No assurance can be given that the tax treatment described in the Registration Statement will not be challenged by the Internal Revenue Service, or that any such challenge would not be successful.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Opinions." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,

                                      /S/ BRYAN CAVE LLP
                                      BRYAN CAVE LLP